FLIR Systems Announces Third Quarter 2016 Financial Results

Third Quarter and Year-To-Date Revenue Growth of 6%; Sequential Operating Margin Improvement of 380 Basis Points; Year-Over-Year Backlog Growth of 13%, to $644 Million

WILSONVILLE, OR -- (Marketwired - October 26, 2016) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the third quarter ended September 30, 2016. Third quarter 2016 revenue was $405.2 million, up 6% over third quarter 2015 revenue of $381.9 million. Year-to-date revenue of $1.187 billion was 6% above the prior year. Operating income in the third quarter grew 6% to $80.8 million, compared to $76 million in the third quarter of 2015. Profitability in comparison to the prior year was negatively impacted by a $2 million charge related to the previously disclosed SkyWatch product quality issue.

Third quarter 2016 net earnings were $58.6 million, or $0.43 per diluted share, compared with net earnings of $73.1 million, or $0.52 per diluted share in the third quarter a year ago. The SkyWatch product repair charge negatively impacted third quarter 2016 earnings per diluted share by $0.01. Net earnings in the third quarter of 2015 included a discrete tax benefit of $17.4 million, or approximately $0.12 per diluted share. Cash provided by operations in the third quarter reached $88.6 million, FLIR's highest quarterly cash flow since 2013, and was driven by continued improvements in working capital.

Revenue from the Surveillance segment was $136.4 million, an increase of 4% from the third quarter results last year. The Instruments segment contributed $82.7 million of revenue during the third quarter, up 11% from the prior year. The Security segment recorded revenue of $56.4 million in the third quarter, down 5% from the prior year as increasing competition in retail channels negatively impacted the business. FLIR's OEM & Emerging Markets segment had $62.7 million of revenue, an increase of 22% over the prior year. Revenue from the Maritime segment was $40.6 million, which was up 4% from the third quarter of 2015. The Detection segment contributed $26.4 million of revenue, an increase of 2% over the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $644 million as of September 30, 2016, an increase of $15 million, or 2%, during the quarter and an increase of $76 million, or 13%, over the $568 million balance at the end of the third quarter of 2015.

"Overall performance in the third quarter was in line with our expectations. Profitability improvements in our Instruments and Surveillance segments helped drive significant sequential gross profit and operating income growth," said Andy Teich, President and CEO of FLIR. "While we expect continued softness in our Security segment's retail channels in the near term, we are very enthusiastic about all of our segments' product roadmaps and the opportunities they present for 2017 and beyond. Our commitment to our mission of providing innovative intelligent imaging solutions to our customers in a way that delivers significant value to our shareholders is stronger than ever."

Revenue and Earnings Outlook for 2016

Based on financial results for the first nine months of the year and the outlook for the remainder of the year, FLIR continues to expect revenue in 2016 to be in the range of $1.6 billion to $1.65 billion and adjusted net earnings to be in the range of $1.60 to $1.65 per diluted share. This guidance excludes the impact of certain discrete tax items, the second quarter investment write-down, and SkyWatch charges.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.12 per share on FLIR common stock, payable December 2, 2016, to shareholders of record as of close of business on November 18, 2016.

Conference Call

FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events section of www.FLIR.com/investor. A replay will be available after 11:00 a.m. ET (8:00 a.m. PT) at this same internet address. Summary third quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Non-GAAP Financial Measures

This earnings release makes reference to a non-GAAP measure of adjusted net earnings per diluted share which is adjusted in the full year outlook for certain discrete tax items, a write-down of a cost-based investment in the second quarter, and charges for expected SkyWatch product repair costs. The Company uses this non-GAAP financial measure because it excludes items that are generally not directly related to the performance of the Company's core business operations and therefore provides useful supplemental information to management and investors regarding the performance of the Company's business operations, facilitates comparisons to the Company's historical operating results, and enhances investors' ability to review the Company's business from the same perspective as management. This non-GAAP measure should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider this measure in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. With respect to the outlook for the full year 2016, certain items that affect GAAP net earnings per diluted share are out of the Company's control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net earnings per diluted share or a corresponding reconciliation to GAAP net earnings per diluted share for the full year.

Forward-Looking Statements

Statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2016" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR's continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2016        2015        2016        2015
                             ----------  ----------  ----------  ----------

Revenue                      $  405,228  $  381,928  $1,187,429  $1,119,420
Cost of goods sold              213,852     201,189     635,041     573,169
                             ----------  ----------  ----------  ----------
    Gross profit                191,376     180,739     552,388     546,251

Operating expenses:
  Research and development       32,664      31,200     106,020     101,100
  Selling, general and
   administrative                77,863      73,557     242,930     232,884
                             ----------  ----------  ----------  ----------
    Total operating expenses    110,527     104,757     348,950     333,984

    Earnings from operations     80,849      75,982     203,438     212,267

Interest expense                  5,736       3,670      13,543      10,689
Interest income                    (336)       (319)       (924)       (861)
Other expense, net                  241       1,455         138       1,775
                             ----------  ----------  ----------  ----------

    Earnings before income
     taxes                       75,208      71,176     190,681     200,664

Income tax provision
 (benefit)                       16,575      (1,896)     85,555      29,182
                             ----------  ----------  ----------  ----------

    Net earnings             $   58,633  $   73,072  $  105,126  $  171,482
                             ==========  ==========  ==========  ==========

Earnings per share:
  Basic                      $     0.43  $     0.52  $     0.76  $     1.23
                             ==========  ==========  ==========  ==========
  Diluted                    $     0.43  $     0.52  $     0.76  $     1.21
                             ==========  ==========  ==========  ==========

Weighted average shares
 outstanding:
  Basic                         136,963     139,596     137,438     139,808
                             ==========  ==========  ==========  ==========
  Diluted                       137,938     140,525     138,594     141,262
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                September 30,   December 31,
                                                     2016           2015
                                                -------------  -------------
                     ASSETS

Current assets:
  Cash and cash equivalents                     $     677,688  $     472,785
  Accounts receivable, net                            309,602        326,098
  Inventories                                         380,225        393,092
  Prepaid expenses and other current assets            88,625         95,539
                                                -------------  -------------
    Total current assets                            1,456,140      1,287,514

Property and equipment, net                           267,149        272,629
Deferred income taxes, net                             55,194         55,429
Goodwill                                              626,243        596,316
Intangible assets, net                                135,878        141,302
Other assets                                           47,290         53,210
                                                -------------  -------------
                                                $   2,587,894  $   2,406,400
                                                =============  =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $     109,663  $     139,540
  Deferred revenue                                     36,553         31,933
  Accrued payroll and related liabilities              54,277         54,806
  Accrued expenses                                     35,449         40,930
  Accrued income taxes                                  6,133            201
  Other current liabilities                            53,573         53,241
  Current portion long-term debt                       15,000        264,694
                                                -------------  -------------
    Total current liabilities                         310,648        585,345

Long-term debt                                        501,606         93,750
Deferred income taxes                                   3,711          3,623
Accrued income taxes                                   53,397         10,457
Other long-term liabilities                            65,126         63,710

Commitments and contingencies

Shareholders' equity                                1,653,406      1,649,515
                                                -------------  -------------
                                                $   2,587,894  $   2,406,400
                                                =============  =============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2016        2015        2016        2015
                             ----------  ----------  ----------  ----------

Cash flows from operating
 activities:
  Net earnings               $   58,633  $   73,072  $  105,126  $  171,482
  Income items not affecting
   cash:
    Depreciation and
     amortization                14,079      11,854      41,857      36,465
    Deferred income taxes           172     (17,380)       (200)    (17,238)
    Stock-based compensation
     arrangements                 6,872       6,511      21,253      19,449
  Other non-cash items            4,379       5,169      19,830       4,346
  Changes in operating assets
   and liabilities, net of
   acquisitions                   4,471      (5,606)     27,361     (17,025)
                             ----------  ----------  ----------  ----------
Cash provided by operating
 activities                      88,606      73,620     215,227     197,479
                             ----------  ----------  ----------  ----------

Cash flows from investing
 activities:
  Additions to property and
   equipment                     (6,806)    (19,393)    (27,682)    (50,146)
  Proceeds from sale of
   property and equipment         2,111          30       6,986          30
  Business acquisitions, net
   of cash acquired                   -           -     (42,445)          -
                             ----------  ----------  ----------  ----------
Cash used by investing
 activities                      (4,695)    (19,363)    (63,141)    (50,116)
                             ----------  ----------  ----------  ----------

Cash flows from financing
 activities:
  Net proceeds from credit
   agreement and long-term
   debt                            (940)          -     524,826           -
  Repayments of credit
   agreement and long-term
   debt                        (254,935)     (3,750)   (367,435)    (11,250)
  Repurchase of common stock    (36,310)    (61,955)    (66,057)    (93,381)
  Dividends paid                (16,474)    (15,419)    (49,564)    (46,193)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans               806       1,552       7,347      21,188
  Excess tax benefit of stock
   options exercised                 26         175       1,605       4,216
  Other financing activities          -          (2)         10         (10)
                             ----------  ----------  ----------  ----------
Cash (used) provided by
 financing activities          (307,827)    (79,399)     50,732    (125,430)
                             ----------  ----------  ----------  ----------

Effect of exchange rate
 changes on cash                 (1,575)     (9,672)      2,085     (27,931)
                             ----------  ----------  ----------  ----------

Net (decrease) increase in
 cash and cash equivalents     (225,491)    (34,814)    204,903      (5,998)
Cash and cash equivalents:
  Beginning of period           903,179     560,190     472,785     531,374
                             ----------  ----------  ----------  ----------
  End of period              $  677,688  $  525,376  $  677,688  $  525,376
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2016        2015        2016        2015
                             ----------  ----------  ----------  ----------
REVENUE
  Surveillance               $  136,402  $  131,598  $  373,993  $  352,312
  Instruments                    82,673      74,796     240,160     248,877
  Security                       56,431      59,331     166,872     158,185
  OEM & Emerging Markets         62,719      51,448     167,544     137,568
  Maritime                       40,586      38,920     147,469     141,922
  Detection                      26,417      25,835      91,391      80,556
                             ----------  ----------  ----------  ----------
                             $  405,228  $  381,928  $1,187,429  $1,119,420
                             ==========  ==========  ==========  ==========

EARNINGS (LOSS) FROM OPERATIONS
  Surveillance               $   38,426  $   39,918  $   99,801  $   96,464
  Instruments                    27,010      21,555      65,640      77,959
  Security                        2,958       7,222       2,527      18,911
  OEM & Emerging Markets         19,936      14,233      46,063      33,507
  Maritime                        2,391       1,848      14,110      13,058
  Detection                       6,641       5,290      24,484      17,349
  Other                         (16,513)    (14,084)    (49,187)    (44,981)
                             ----------  ----------  ----------  ----------
                             $   80,849  $   75,982  $  203,438  $  212,267
                             ==========  ==========  ==========  ==========

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com